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                                                                  EXHIBIT 10.2-D

                                    ADDENDUM

                                       TO

                        DEFERRED COMPENSATION AGREEMENT

     This Addendum to the Deferred Compensation Agreement ("Agreement") is effective as of July 27, 1991 between The Wackenhut Corporation ("Company") and Robert C. Kneip ("Executive").

     As a result of the action taken by the Board of Directors of Company at its meeting of July 27, 1991, the retirement benefit to Executive shall increase from $50,000 annually to $100,000 annually. This increased benefit amount shall apply only after the Retirement Date as defined in the Agreement between the parties, and shall not increase the amount payable to your Beneficiary(ies) in the event that you should die prior to reaching such Retirement Date.

     All other terms of the Agreement between the parties hereto shall remain the same.

     IN WITNESS WHEREOF the parties have executed this Addendum effective July 27, 1991.

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
EXECUTIVE                                              COMPANY
                                                       The Wackenhut Corporation

/s/ ROBERT C. KNEIP                                    By: /s/ JAMES P. ROWAN
-----------------------------------------------------          James P. Rowan, Vice President
Robert C. Kneip                                        -----------------------------------------------------


                                                       Attest: /s/ TIMOTHY J. HOWARD
                                                       -----------------------------------------------------
                                                               Timothy J. Howard

                                                               (CORPORATE SEAL)
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